Exhibit 99.1

NEWS RELEASE

Contact:

Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.louder@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@AllianceData.com

ALLIANCE DATA ANNOUNCES NEW STOCK REPURCHASE PROGRAM
$500 Million Available for Repurchases during 2017

PLANO, TX – Jan. 3, 2017 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced that its board of directors has approved a new stock repurchase program to acquire up to $500 million of the Company's common stock during 2017. The new repurchase program replaces the existing program, which expired at the end of 2016.

Repurchases will be financed through free cash flow. The Company expects to maintain moderate levels of debt over the course of the repurchase program, providing flexibility to pursue tuck-in acquisitions, portfolio purchases and/or international loyalty coalition program expansions.

"We are pleased to announce our new share repurchase program as it underscores the confidence we have in our business model, our financial performance, and prospects in 2017 and beyond," said Charles Horn, chief financial officer of Alliance Data. "We will opportunistically repurchase our stock, while maintaining ample liquidity to support the future growth of the business, as well as continuation of a quarterly dividend initiated in the fourth quarter of 2016."

Under the repurchase program the Company is authorized to repurchase shares in open market purchases as well as in privately negotiated transactions from time to time through December 31, 2017. Stock purchased as part of this program will be held as treasury stock. The repurchase program's terms will comply with SEC Rule 10b-18, and the program is subject to market conditions, applicable legal requirements, contractual obligations, and other factors. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
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Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.